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                                                                    EXHIBIT 23.2


                          INDEPENDENT AUDITORS' CONSENT




The Board of Directors
LNB Bancorp, Inc.:



We consent to the incorporation by reference in the registration statement on Form S-8 of LNB Bancorp, Inc. of our report dated January 30, 2004, with respect to the consolidated balance sheets of LNB Bancorp, Inc. and subsidiaries as of December 31, 2003 and 2002, and the related consolidated statements of income, shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2003, which report appears in the December 31, 2003 annual report on Form 10-K of LNB Bancorp, Inc.




/s/  KPMG LLP


Cleveland, Ohio
May 11, 2004